EXHIBIT 10p.




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                      OFFICERS INCENTIVE COMPENSATION PLAN

                               GROUP A - OFFICERS

                               FISCAL PERIOD 2005


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                           WINNEBAGO INDUSTRIES, INC.
                      OFFICERS INCENTIVE COMPENSATION PLAN

                               FISCAL PERIOD 2005

1. PURPOSE. The purpose of the Winnebago Industries, Inc. Officers Incentive Compensation Plan (the "Plan") is to promote the growth and profitability of Winnebago Industries, Inc. (the "Company") by providing its officers with an incentive to achieve corporate profit objectives and to attract and retain officers who will contribute to the achievement of growth and profitability of the company.

2.       ADMINISTRATION.
         a. HUMAN RESOURCES COMMITTEE. The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors.

         b. POWERS AND DUTIES. The Committee shall have sole discretion and authority to make any and all determinations necessary or advisable for administration of the Plan and may amend or revoke any rule or regulation so established for the proper administration of the Plan. All interpretations, decisions, or determinations made by the Committee pursuant to the Plan shall be final and conclusive.

         c. ANNUAL APPROVAL. The Committee must approve the Plan prior to the beginning of each new fiscal year.

3.       PARTICIPATION ELIGIBILITY.
         a. Participants must be an officer of the Company with responsibilities that can have a real impact on the Corporation's end results.

         b. The Committee will approve all initial participation prior to the beginning of each new program except as provided for in Section c. below.

         c. The President of Winnebago Industries, Inc. will make the determination on participation for new participants and for payment of earned holdback allocations due to retirement, disability or death. Unless otherwise specified, participants must be employed as of the end of the fiscal period for any quarterly incentive payment and employed as of the end of the fiscal year to be eligible for any holdback.

4. NATURE OF THE PLAN. The incentive award is based upon financial performance of the Corporation. The Plan is an annual program that provides for quarterly cumulative measurements of financial performance and an opportunity for quarterly incentive payment based on performance results.

         The financial performance measurements for this Plan will be based upon one or more pre-established financial criteria. These financial performance measurements will provide an appropriate balance between quality and quantity of earnings. The Board annually establishes the financial measurements including a Target, a minimum threshold below which an incentive will not be paid and a maximum incentive level.

5. METHOD OF PAYMENT. The amount of the participants' incentive compensation for the quarter shall be in direct proportion to the financial performance expressed as a percentage (Financial Factor) against predetermined compensation targets for each participant. Upon completion of the first quarter of the fiscal year, quarterly results thereafter shall be combined to form cumulative fiscal year-to-date results. The results for the respective period will be used in identifying the Financial Factor to be used for that period when calculating the participants incentive compensation.

         50% of the quarterly calculated incentive will be paid within 45 days after the close of the fiscal quarter. The remaining 50% of the quarterly calculated incentive will be held back and carried forward into the next cumulative quarter. At the end of the fourth fiscal quarter (fiscal year end), a final year-end accounting will be made prior to the payment of any remaining incentive holdback for the year.


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         The incentive for the officers except for the Chief Executive Officer, provides for a 60% bonus (Target) comprised of (2/3) cash and (1/3) stock (or in cash at the participants election pursuant to Section 7) at 100% achievement of the financial objectives. The incentive for the Chief Executive Officer provides for a 105% bonus (Target) comprised of (2/3) cash and (1/3) stock (or in cash at the participants election pursuant to Section 7) at 100% achievement of the financial objectives.

         A participant must be employed by Winnebago Industries, Inc. at the end of the fiscal year to be eligible for any previous quarterly holdback allocations except as waived by the President of Winnebago Industries, Inc. for normal retirement and disability.

6. STRATEGIC PERFORMANCE. The Human Resources Committee reserves the right to modify the core incentive eligibility by plus/minus 20% (of the calculated Financial Factor) based upon strategic organizational priorities. Strategic performance will be measured at the end of the fiscal year only. Strategic measurements may focus on one or more of the following strategic factors but are not limited to those stated.

                  Revenue Growth                Customer Satisfaction
                  Market Share                  Inventory Management
                  Product Quality               Technical Innovation
                  Product Introductions         Ethical Business Practices

7. ANNUAL SUPPLEMENTARY MATCH. Fifty percent (50%) of a participant's cash incentive compensation earned for the year, pursuant to Paragraph 5 of the Plan will be matched annually by the Company in the form of restricted company stock (or in cash if elected by the participant). The annual supplementary Company match shall be paid as soon as practical after the final year-end compensation accounting and payment of any remaining incentive compensation holdback for the year. Participants shall elect in writing within 45 days following the end of the fiscal year whether to receive the total of any annual supplementary company match in the form of restricted company stock or in the form of cash. A participant shall be eligible for the supplementary match only if such participant is actively employed at the end of the fiscal year.

8. CHANGE IN CONTROL. In the event the Company undergoes a change in control during the Plan year including, without limitation, an acquisition or merger involving the Corporation ("Change in Control"), the Committee shall, prior to the effective date of the Change in Control (the "Effective Date"), make a good faith estimate with respect to the achievement of the financial performance through the end of the Plan year immediately preceding the Effective Date. In making such estimate, the Committee may compare the achievement of the finance performance against forecast through the Plan period and may consider such factors as it deems appropriate. The Committee shall exclude from any such estimate any and all costs and expenses arising out of or in connection with the Change in Control. Based on such estimate, the Committee shall make a full Plan year award within 15 days after the Effective Date to all participants. Any holdback for previous period(s) will be released and paid to the participant together with the annual supplementary cash match payment earned.

         "CHANGE IN CONTROL" for the purposes of the Officers Incentive Compensation Plan shall mean the time when (i) any Person becomes an Acquiring Person, or (ii) individuals who shall qualify as Continuing Directors of the Company shall have ceased for any reason to constitute at least a majority of the Board of Directors of the Company, provided however, that in the case of either clause (i) or (ii) a Change of Control shall not be deemed to have occurred if the event shall have been approved prior to the occurrence thereof by a majority of the Continuing Directors who shall then be members of such Board of Directors, and in the case of clause (i) a Change of Control shall not be deemed to have occurred upon the acquisition of stock of the Company by a pension, profit-sharing, stock bonus, employee stock ownership plan or other retirement plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, established by the Company or any subsidiary of the Company. (In addition, stock held by such a plan shall not be treated as outstanding in determining ownership percentages for purposes of this definition.)


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         For the purpose of the definition "Change of Control:"

         (a) "Continuing Director" means (i) any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an Affiliate or Associate of any Acquiring Person or of any such Acquiring Person's Affiliate or Associate and was a member of the Board prior to the time when such Acquiring Person shall have become an Acquiring Person, and (ii) any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or any Affiliate or Associate of any Acquiring Person or a representative or nominee of an Acquiring Person or of any affiliate or associate of such Acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         (b) "Acquiring Person" means any Person or any individual or group of Affiliates or Associates of such Person who acquires beneficial ownership, directly or indirectly, of 20% or more of the outstanding stock of the Company if such acquisition occurs in whole or in part, except that the term "Acquiring Person" shall not include a Hanson Family Member or an Affiliate or Associate of a Hanson Family Member.

         (c) "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         (d) "Associate" means (1) any corporate, partnership, limited liability company, entity or organization (other than the Company or a majority-owned subsidiary of the Company) of which such a Person is an officer, director, member, or partner or is, directly or indirectly the beneficial owner of ten percent (10%) or more of the class of equity securities,
                  (2) any trust or fund in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such person, or any relative of such spouse, or
                  (4) any investment company for which such person or any Affiliate of such person serves as investment advisor.

         (e) "Hanson Family Member" means John K. Hanson and Luise V. Hanson (and the executors or administrators of their estates), their lineal descendants (and the executors or administrators of their estates), the spouses of their lineal descendants (and the executors or administrators of their estates) and the John K. and Luise V. Hanson Foundation.

         (f) "Company" means Winnebago Industries, Inc., an Iowa corporation.

         (g) "Person" means an individual, corporation, limited liability company, partnership, association, joint stock company, trust, unincorporated organization or government or political subdivision thereof.

9. GOVERNING LAW. Except to the extent preempted by federal law, the consideration and operation of the Plan shall be governed by the laws of the State of Iowa.

10. EMPLOYMENT RIGHTS. Nothing in this Plan shall confer upon any employee the right to continue in the employ of the Company, or affect the right of the Company to terminate an employee's employment at any time, with or without cause.

Approved by:

/s/ Bruce D. Hertzke                                          June 18, 2004
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Bruce D. Hertzke                                              Dated
Chairman of the Board, CEO and President



/s/ Frederick M. Zimmerman                                    June 30, 2004
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Frederick M. Zimmerman                                        Dated
Human Resources Committee Chairman